UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2006

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The information included in Item 3.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

bioMetrx, Inc. (the “Company”) entered into a Securities Purchase Agreement dated September 18, 2006, with two investors relating to the issuance and sale, in a private placement (“Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) of the Company’s 10% Promissory Notes due March 15, 2007 in the aggregate principal amount of $400,000, 400,000 Common Stock Purchase Warrants (“Warrants”) and 160,000 Shares of the Company’s Common Stock $.0001 per value (“Common Stock”). In connection with this transaction the two investors provided the Company with $300,000 and exchanged $100,000 in Notes, that were previously issued by the Company to the investors.

Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on September 15, 2011.

As part of the Private Placement, the Company agreed to register the 400,000 shares of Common Stock underlying the Warrants and the 160,000 shares of the Common Stock issued as part of this Private Placement.

Item 9.01 Financial Statements and Exhibits

10.1    Form of Securities Purchase Agreement
10.2    Form of Common Stock Purchase Warrant
10.3    Form of 10% Note
10.4    Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMETRX, INC. (Registrant)

Date: September 20, 2006	By:	/s/ Mark Basile
Mark Basile Chief Executive Officer